UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 14, 2012

Safeguard Scientifics, Inc.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

435 Devon Park Drive, Building 800, Wayne, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 610-293-0600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 19, 2012, Safeguard Scientifics, Inc. (the “Company”) completed a private placement of $55 million aggregate principal amount of the Company’s 5.25% Convertible Senior Debentures due 2018 (the “Convertible Debentures”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

Indenture

The Convertible Debentures were issued pursuant to an indenture, dated November 19, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Convertible Debentures were offered at an original issue price of 100.0%.

Interest and Maturity

The Convertible Debentures bear interest at a rate of 5.25% per annum and mature on May 15, 2018. Interest is payable on the Convertible Debentures each May 15 and November 15, beginning on May 15, 2013.

Conversion

Holders may convert their Convertible Debentures into common stock of the Company, par value $0.10 per share (the “Common Stock”), at their option prior to November 15, 2017, in integral multiples of $1,000 principal amount, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2012 (and only during such calendar quarter), if the last reported sale price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Convertible Debentures for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on such trading day; (3) if the Convertible Debentures have been called for redemption; or (4) upon the occurrence of specified corporate events. On or after November 15, 2017, until the close of business on the second business day immediately preceding the maturity date, holders may convert their Convertible Debentures, in integral multiples of $1,000 principal amount, regardless of whether any of the foregoing conditions has been met. Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Common Stock or a combination of cash and shares of the Common Stock, at its election.

The conversion rate is initially 55.1700 shares of the Common Stock per $1,000 principal amount of Convertible Debentures (equivalent to an initial conversion price of approximately $18.13 per share of the Common Stock). The conversion rate is subject to adjustment upon the occurrence of certain events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Convertible Debentures in connection with such a corporate event in certain circumstances.

Fundamental Changes

If the Company undergoes certain fundamental changes, subject to certain conditions, holders may require the Company to repurchase for cash all or part of their Convertible Debentures in principal amounts of $1,000 or an integral multiple thereof at a repurchase price equal to 100% of the principal amount of the Convertible Debentures to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

Events of Default

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; failure to convert the Convertible Debentures in accordance with the Indenture; breach of other agreements in the Indenture; defaults in, or failure to pay, certain other indebtedness; the rendering of judgments to pay certain amounts of money against the Company and certain of its subsidiaries; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding series of Convertible Debentures may declare all the Convertible Debentures of such series to be due and payable immediately.

The original issuance of the Convertible Debentures was not registered under the Securities Act and, unless so registered, the Convertible Debentures may not be offered or sold in the United States absent an applicable exemption from registration requirements.

A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the material terms of the Convertible Debentures and the Indenture is qualified in its entirety by reference to such exhibit.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

Purchase Agreement

On November 14, 2012, the Company entered into a purchase agreement (the “Purchase Agreement”) with Stifel, Nicolaus & Company, Incorporated, as the initial purchaser (the “Initial Purchaser”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Initial Purchaser, and the Initial Purchaser agreed to purchase from the Company, $50.5 million in aggregate principal amount of the Convertible Debentures. The Company also granted the Initial Purchaser an option to purchase up to an additional $4.5 million in aggregate principal amount of the Convertible Debentures. On November 14, 2012, the Initial Purchaser notified the Company of its intent to fully exercise this option, resulting in a total sale to the Initial Purchaser of $55.0 million in aggregate principal amount of Convertible Debentures. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company, on the one hand, and the Initial Purchaser, on the other hand, have agreed to indemnify each other against certain liabilities. The sale of the Convertible Debentures closed on November 19, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of November 19, 2012, between Safeguard Scientifics, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 5.25% Convertible Senior Debenture due 2018 (included as Exhibit A to Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Dated: November 19, 2012	By:	BRIAN J. SISKO
Brian J. Sisko
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of November 19, 2012, between Safeguard Scientifics, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 5.25% Convertible Senior Debenture due 2018 (included as Exhibit A to Exhibit 4.1).